LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (the “Modification”) is made as of December 6, 2012, by and between WEYCO InVESTMENTS, INC. (the “Lender”) and FLORSHEIM AUSTRALIA PTY LTD. ACN 134 045 435 (f/k/a Sha Capital Pty Ltd.; the “Borrower”).

WHEREAS, pursuant to that certain Loan Agreement dated as of January 23, 2009 (the “Loan Agreement”), by and between the Lender and the Borrower, the Lender has agreed, among other things, to make revolving credit loans to the Borrower (the “Revolving Loans”) in an amount not to exceed $2,100,000 outstanding in the aggregate at any one time (the “Revolving Credit Commitment”);

WHEREAS, the Borrower’s obligation to repay the Revolving Loans is evidenced by that certain Revolving Credit Note dated January 23, 2009, issued by the Borrower and payable to the Lender (the “Revolving Note”) ; and

WHEREAS, the Lender and the Borrower now desire to amend the Loan Agreement and the Revolving Note to increase the amount of Revolving Credit Commitment from $2,100,000 to $4,000,000 and to change the address where payments by the Borrower in respect of the Revolving Loans are to be made.

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Amendment to Loan Agreement. The second sentence of Section 1(a) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

“The revolving credit loans outstanding at any one time shall never exceed a principal amount equal to FOUR MILLION AND 00/100 U.S. DOLLARS (U.S. $4,000,000; the “Revolving Credit Commitment”)”.

2.           Amendments to Revolving Note. The Revolving Note is hereby amended as follows:

(a)           The amount “U.S.$2,100,000” listed beneath the caption on the top of the first page of the Revolving Note is hereby deleted and replaced in its entirety with “U.S.$4,000,000”.

(b)           The amount “TWO MILLION ONE HUNDRED THOUSAND AND 00/100 U.S.DOLLARS (U.S.$2,100,000)” provided in the first paragraph of the Revolving Note is hereby deleted and replaced in its entirety with the amount “FOUR MILLION AND 00/100 U.S. DOLLARS (U.S.$4,000,000)”.

(c)           The fourth paragraph of the Revolving Note is hereby deleted and replaced in its entirety with the following:

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“Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to the Lender at 101 Convention Center Drive Suite 850 Las Vegas, NV 89109, Attention: Ivan Farris, or at such other place as the holder shall designate in writing to the Borrower.”

3.           Security. All of the obligations of the Borrower under the Loan Agreement and the Revolving Note, each as amended by this Modification, shall be secured by the “Security” referenced in the Loan Agreement.

4.           No Release. Except as expressly provided for above, the Loan Agreement and the Revolving Note shall remain in full force and effect and shall continue to bind the parties, and the execution and delivery of this Modification shall not release, discharge, or satisfy any present or future debts, obligations, or liabilities to the Lender of the Borrower, or any debtor, guarantor, or any other person or entity liable for the payment or performance of any such debts, obligations, or liabilities of the Borrower or any mortgage, security interest, lien, or other collateral or security for any such debts, obligations, or liabilities of the Borrower or such debtors, guarantors, or other such persons or entities. This is a loan modification and not a novation.

5.           Governing Law; Jurisdiction; Waiver of Jury Trial. The validity, construction and enforcement of this Modification shall be determined and governed by the internal laws of the State of Wisconsin, without giving effect to its conflict of laws principles. For the purposes of any action or proceeding involving this Modification, the Borrower hereby expressly submits to the jurisdiction of all federal and state courts sitting in such state and consents that any order, process, notice of motion or other application to or by any such court or a judgment thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding arising out of or relating to this Modification brought in any federal or state court sitting in such state and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum. The Borrower and the Lender hereby also irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Modification or any other document executed in connection herewith and for any counterclaim therein.

6.           Counterparts. This Modification may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Modification by signing any such counterpart. Delivery of executed counterparts sent by telecopy or e-mail shall be effective as an original and shall constitute a representation that any original will be delivered.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the date first above stated.

FLORSHEIM AUSTRALIA PTY LTD.

By:	/s/ David Venner

WEYCO INVESTMENTS, INC.

By:	/s/ Ivan Farris
Name:	Ivan Farris
Title:	President

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